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                                Exhibit 10.16
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                         LOAN AND SECURITY AGREEMENT

                                BY AND BETWEEN

                      THE ULTIMATE SOFTWARE GROUP, INC.,

                                  as Borrower

                                      and

                             SILICON VALLEY BANK,

                                    as Bank

                               NOVEMBER 29, 2001
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                          LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT dated November 29, 2001 between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and having a loan production office at One North Clematis Street, Suite 510, West Palm Beach, Florida 33401 and THE ULTIMATE SOFTWARE GROUP, INC., a corporation organized and in good standing in the State of Delaware ("Borrower"), whose address is 2000 Ultimate Way, Weston, Florida 33326 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1    ACCOUNTING AND OTHER TERMS
     --------------------------

     Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2    LOAN AND TERMS OF PAYMENT
     -------------------------

2.1  PROMISE TO PAY.
     --------------

     Borrower promises to pay Bank when due the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1 REVOLVING ADVANCES.

     (a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line, or (B) the Borrowing Base; minus (y) the outstanding principal balance of all Equipment Advances, and minus (z) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Amounts borrowed under this Section may be repaid without penalty and reborrowed during the term of this Agreement. All Advances shall be evidenced by the Revolving Promissory Note to be executed and delivered by Borrower to Bank on the Closing Date and shall be repaid in accordance with the terms of the Revolving Promissory Note. Notwithstanding anything set forth in this Agreement to the contrary, the maximum amount of Credit Extensions allowed under this Agreement shall not at any time exceed Five Million Dollars ($5,000,000).

     (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to
                                 ---------
Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

     (c) The ability to request any Advances, Equipment Advances or Letters of Credit, terminates on the Revolving Maturity Date, when all Advances are immediately payable.

     (d) Bank's obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank's sole but reasonable discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

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2.1.2 LETTERS OF CREDIT SUBLIMIT.

     Bank will issue or have issued Letters of Credit for Borrower's account not exceeding the lesser of the Committed Revolving Line or the Borrowing Base; minus (i) the outstanding principal balance of the Advances, minus (ii) the outstanding principal balance of the Equipment Advances; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not at any time exceed Five Hundred Thousand Dollars ($500,000). Each Letter of Credit will have an expiry date of no later than one hundred eighty (180) days after the Revolving Maturity Date, but Borrower's obligations to reimburse Bank under the Letters of Credit will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Prior to or simultaneously with the opening of each Letter of Credit, Borrower shall pay to Bank, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount equal to one percent (1.0%) per annum of the face amount of the Letter of Credit. Such Letter of Credit Fees shall be paid in advance upon the issuance of the Letter of Credit and upon each anniversary thereof, if any. In addition, Borrower shall pay to Bank any and all additional customary issuance, negotiation, processing, transfer or other fees to the extent and as and when required by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

2.1.3 EQUIPMENT ADVANCE SUBLIMIT.

     (a) Through the Revolving Maturity Date as part of the Committed Revolving Line, Bank will make advances ("Equipment Advance" and, collectively, "Equipment Advances") under the Committed Revolving Line, not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base, minus (w) the outstanding principal balance of the Advances, minus (x) the outstanding principal balance of the Equipment Advances, minus (z) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit); however, the maximum principal amount of Equipment Advances may not at any time exceed Two Million Five Hundred Thousand Dollars ($2,500,000). The Equipment Advances may only be used to finance Other Equipment and Eligible Equipment purchased on or after 90 days before the date of each Equipment Advance and may not exceed one hundred percent (100%) of the equipment invoice, excluding the cost of Other Equipment. Each Equipment Advance must be for a minimum of One Hundred Thousand Dollars ($100,000). The number of Equipment Advances is limited to one (1) per calendar month.

     (b) Equipment Advances are payable in thirty six (36) equal monthly installments of principal, plus accrued interest, beginning on the first
(1st) day of each month following the date of the Equipment Advance and ending on the date which is thirty six (36) months after the date of such Equipment Advance. All Equipment Advances shall be evidenced by the Equipment Term Note to be executed and delivered by Borrower to Bank on the Closing Date. Equipment Advances when repaid may not be reborrowed.

     (c) To obtain an Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a
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Responsible Officer or designee and include a copy of the invoice for the
Equipment being financed.

2.2  OVERADVANCES.

     If at any time, including, without limitation, after the Revolving Maturity Date, Borrower's Obligations under Sections 2.1.1, 2.1.2 and 2.1.3 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay Bank the excess.

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2.3  INTEREST RATE, PAYMENTS.

     (a)  Interest Rate. Advances and Equipment Advances accrue interest on the
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outstanding principal balance at a per annum rate of one (1.0) percentage point above the Prime Rate, provided however, at any time Borrower maintains a net profit for two (2) consecutive fiscal quarters, the Advances and Equipment Advances will commencing on the first day of the next fiscal quarter and thereafter, so long as Borrower continues to have a net profit, accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate, plus one half of one percent (.50%). If at any time thereafter Borrower fails to maintain a net profit for two (2) consecutive fiscal quarters, the Advances and Equipment Advances will, commencing on the first day of the next fiscal quarter and thereafter, accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate, plus one percent (1.00%). After an Event of Default, Obligations accrue interest at five percent (5%) above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

     (b)  Payments. Interest due on the Committed Revolving Line is payable on
          --------
the fifth (5(th)) day of each month. Bank may debit any of Borrower's deposit accounts with Bank or its Affiliates including Account Number _____________________________ for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4  FEES.

     Borrower will pay:

     (a)  Facility Fee. The following fully earned, nonrefundable fees at the
          ------------
following times: (i) a fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500) on the Closing Date, of which $6,250 has been paid prior to the Closing Date; (ii) a fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500) on the date of the first Advance (it being understood that the issuance of a Letter of Credit will not constitute an Advance for purposes of the payment of this fee); (iii) a fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500) on the first anniversary of the Closing Date; and
(iv) a fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500) on the first date after the first Anniversary Date that any Advances are outstanding under the Committed Revolving Line (it being understood that the issuance of a Letter of Credit will not constitute an Advance for purposes of the payment of this fee).

     (b)  Bank Expenses. All Bank Expenses (including reasonable attorneys' fees
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and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

2.5  PREPAYMENT AND TERMINATION.

     (a) Borrower may at any time and from time to time prepay any Credit Extensions, in whole or in part, upon at least three (3) Business Days' notice to Bank, specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein without penalty.

     (b) Borrower shall have the right, upon not less than three (3) Business Days' notice to Bank, to terminate this Agreement; provided that at the time of
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such termination Bank confirms in writing to Borrower that Borrower has satisfied fully its Obligations. Upon termination of this Agreement pursuant to this Section 2.5, Borrower shall have no further obligation to pay any fees and expenses hereunder, including without limitation under Section 2.4, which have not become earned as of the day which is three (3) Business Days' after the date Bank receives notice of such termination.

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3    CONDITIONS OF LOANS
     -------------------

3.1  CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

     Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the following agreements and documents:

          (a)  this Agreement;

          (b)  the Revolving Note;

          (c)  the Equipment Term Note;

          (d) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

          (e)  financing statements (Forms UCC-1);

          (f)  a negative pledge agreement;

          (g)  insurance certificate;

          (h)  payment of the fees and Bank Expenses then due specified in
Section 2.4 hereof;

          (i)  Certificate of Foreign Qualification (if applicable);

          (j)  a control agreement; and

          (k) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2  CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

     Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

     (a)  timely receipt of any Payment/Advance Form; and

     (b) the representations and warranties in Section 5 must be true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

IN ADDITION, PRIOR TO MAKING AGGREGATE CREDIT EXTENSIONS IN EXCESS OF ONE MILLION DOLLARS ($1,000,000) BANK SHALL HAVE PERFORMED AN AUDIT OF THE COLLATERAL AND BORROWER'S BOOKS AND RECORDS, THE RESULTS OF WHICH SHALL BE SATISFACTORY TO BANK IN ALL MATERIAL RESPECTS IN BANK'S REASONABLE DISCRETION.

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4    CREATION OF SECURITY INTEREST
     -----------------------------

4.1  GRANT OF SECURITY INTEREST.

     Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank, upon the occurrence and during the continuance of any Event of Default, may place a "hold" on any deposit account of Borrower maintained with Bank. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

5    REPRESENTATIONS AND WARRANTIES
     ------------------------------

     Borrower represents and warrants as follows:

5.1  DUE ORGANIZATION AND AUTHORIZATION.

     Borrower is duly existing and in good standing in the state of Delaware and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower's exact legal name is as set forth on the first page of this Agreement. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, or constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party, or by which it is bound, in which the default could reasonably be expected to cause a Material Adverse Change.

5.2  COLLATERAL.

     Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and either (i) the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor, (ii) the services are to be performed under non-cancelable maintenance agreements, or (iii) the services are to be performed under maintenance agreements under which Borrower has not received notice of a cancellation. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in the Borrowing Base Certificate most recently delivered to Bank. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3  LITIGATION.

     Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4  NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

     All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated

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results of operations. There has not been any material deterioration in
Borrower's consolidated financial condition since the date of the most recent consolidated financial statements submitted to Bank.

5.5  SOLVENCY.

     The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities and Borrower is able to pay its debts (including trade debts) as they mature.

5.6  REGULATORY COMPLIANCE.

     Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the knowledge of Borrower's Responsible Officers, by previous Persons, for disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7  SUBSIDIARIES.

     Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8  REGISTRATION OF INTELLECTUAL PROPERTY.

     Borrower has registered with the United States Patent and Trademark Office the trademarks and tradenames identified on Schedule 5.8 attached hereto.

5.9  FULL DISCLOSURE.

     No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the business plans projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the business plans projected and forecasted results.

6    AFFIRMATIVE COVENANTS
     ---------------------

     Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

6.1  GOVERNMENT COMPLIANCE.

     Borrower will maintain its and all Subsidiaries' legal existence and good standing as a Registered Organization in only the State of Delaware and maintain qualification in each jurisdiction in which the

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failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

     (a) Borrower will deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from Arthur Anderson LLP or an independent certified public accounting firm reasonably acceptable to Bank; (iii) within five (5) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of $500,000 or more; (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and
(vi) prompt notice of any material change in the composition of the Intellectual Property or knowledge of an event that materially adversely affects the value of the Intellectual Property.

     (b)  At all times that any Credit Extensions are outstanding, within thirty
(30) days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable, which report shall detail
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all accounts receivable that have extended payment terms;

     (c) Within thirty (30) days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.
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     (d)  Allow Bank to audit Borrower's Collateral at Borrower's expense which prior to an Event of Default shall not exceed $2,500 per audit. Such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

6.3  INVENTORY; RETURNS.

     Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement.

6.4  TAXES.

     Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5  INSURANCE.

     Borrower will keep its business and the Collateral insured for risks and in amounts standard for Borrower's industry, and as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property

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policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least twenty
(20) days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

6.6  PRIMARY ACCOUNTS.

     Borrower will maintain its primary operating accounts and excess funds maintained at Bank to the extent permitted by the Borrower's Board of Directors and to the extent that it will not adversely impact certain existing benefits provided by Bank of America, N.A. to Borrower's employees. Notwithstanding the foregoing, Borrower's primary operating accounts, benefit accounts and a majority of excess funds will be maintained at all times with Bank.

6.7  FINANCIAL COVENANTS.

Borrower will maintain as of the last day of each month:

          (i) Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least 2.00 to 1.00.

          (ii) Liquidity. A total of unrestricted cash (and equivalents), plus accounts receivable of not less than Twelve Million Dollars ($12,000,000).

6.8  DEFENSE OF INTELLECTUAL PROPERTY RIGHTS.

     Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property material to Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent.

6.9  FURTHER ASSURANCES.

     Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7    NEGATIVE COVENANTS
     ------------------

     Borrower will not do any of the following without Bank's prior written consent, for so long as Bank has an obligation to lend or there are any outstanding Obligations:

7.1  DISPOSITIONS.

     Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of non-exclusive licenses
                          ------
and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (ii) of worn-out or obsolete Equipment.

7.2  CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

     Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its management or enter into a transaction involving a change in ownership of greater than twenty five percent (25%) of its outstanding shares of common stock (other than by the sale of Borrower's equity

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securities in a public offering or to venture capital investors so long as
Borrower identifies and advises Bank of the venture capital investors prior to the closing of the investment). Borrower will not, without at least thirty (30) days prior written notice, change its state of formation or relocate its chief executive office .

7.3  MERGERS OR ACQUISITIONS.

     Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than twenty five percent (25%) of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4  INDEBTEDNESS.

     Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness or Indebtedness incurred in connection with the repayment in full of the Obligations and the termination of this Agreement.

7.5  ENCUMBRANCE.

     Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6  DISTRIBUTIONS; INVESTMENTS.

     Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

7.7  TRANSACTIONS WITH AFFILIATES.

     Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business and upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

7.8  SUBORDINATED DEBT.

     Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9  COMPLIANCE.

     Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on

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Borrower's business or operations or would reasonably be expected to cause a
Material Adverse Change, or permit any of its Subsidiaries to do so.

8    EVENTS OF DEFAULT
     -----------------

     Any one of the following is an Event of Default:

8.1  PAYMENT DEFAULT.

     If Borrower fails to pay any of the Obligations within three (3) days of when due. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.2  COVENANT DEFAULT.

     If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7; or if Borrower does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within ten
(10) days after it occurs, or if the default cannot be cured within ten (10) days or cannot be cured after Borrower's attempts within the ten (10) day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than thirty (30) days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3  MATERIAL ADVERSE CHANGE.

     If Bank in its sole but reasonable discretion determines that (i) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower has occurred, or (ii) there is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) there is a material impairment of the value or priority of Bank's security interests in the Collateral (each a "Material Adverse Change");

8.4  ATTACHMENT.

     If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5  INSOLVENCY.

     If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6  OTHER AGREEMENTS.

     If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could reasonably be expected to cause a Material Adverse Change;

8.7  JUDGMENTS.

     If a money judgment(s) in the aggregate of at least $250,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8  MISREPRESENTATIONS.

     If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter into this Agreement or any Loan Document; or

8.9  SUBSIDIARIES.

     Any circumstance described in Sections 8.3, 8.4, 8.5 or 8.7 occurs to any Subsidiary of Borrower.

9    BANK'S RIGHTS AND REMEDIES
     --------------------------

9.1  RIGHTS AND REMEDIES.

     When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

     (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

     (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

     (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

     (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

     (e) Apply to the Obligations any (i) balances and deposits of Borrower Bank or its Affiliate it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

     (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral to satisfy any Obligations due and payable. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

     (g)  Dispose of the Collateral according to the Code.

9.2  POWER OF ATTORNEY.

     Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3  ACCOUNTS COLLECTION.

     When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4  BANK EXPENSES.

     If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5  BANK'S LIABILITY FOR COLLATERAL.

     If Bank complies with reasonable banking practices and the Code, it is not liable for: (i) the safekeeping of the Collateral; (ii) any loss or damage to the Collateral; (iii) any diminution in the value of the Collateral; or (iv) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6  REMEDIES CUMULATIVE.

     Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7  DEMAND WAIVER.

     Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10   NOTICES
     -------

     All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service or by certified mail, postage prepaid, return receipt requested to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11   CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER
     -------------------------------------------

     Florida law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in the State of Florida provided, however, that if for any reason the Bank can not avail itself of the courts of the State of Florida, the Borrower and Bank each submit to the jurisdiction of the State and Federal Courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12   GENERAL PROVISIONS
     ------------------

12.1  SUCCESSORS AND ASSIGNS.

     This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2  INDEMNIFICATION.

     Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3  TIME OF ESSENCE.

     Time is of the essence for the performance of all obligations in this Agreement.

12.4  SEVERABILITY OF PROVISION.

     Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5  AMENDMENTS IN WRITING, INTEGRATION.

     All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7  SURVIVAL.

     All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8  CONFIDENTIALITY.

     In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9  ATTORNEYS' FEES, COSTS AND EXPENSES.

     In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13   DEFINITIONS
     -----------

13.1  DEFINITIONS.

     In this Agreement:

     "Accounts" has the meaning set forth in the Code and includes all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology), or provision of services (including, licensing and maintenance agreements), all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

     "Advance" or "Advances" is a loan advance (or advances) under the Committed Revolving Line.

     "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "Bank Expenses" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings); provided that Bank's attorneys' fees and expenses for preparing and negotiating the Loan Documents signed as of Closing Date shall not exceed $15,000.

     "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

     "Borrowing Base" is the seventy five percent (75%) of Eligible Accounts as determined by Bank from Borrower's most recent Borrowing Base Certificate; provided, however, that Bank may lower the percentage of the Borrowing Base
--------  -------
after performing an audit of Borrower's Collateral.

     "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

     "Closing Date" is the date of this Agreement.

     "Code" is the Uniform Commercial Code, in effect in the State of Florida, as of the Closing Date.

     "Collateral" is the property described on Exhibit A.
                                               ---------

     "Committed Revolving Line" is Advances of up to Five Million Dollars ($5,000,000).

     "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another Person such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

     "Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

     "Credit Extension" is each Advance, Equipment Advance, Letter of Credit, or any other extension of credit by Bank for Borrower's benefit.

     "Current Liabilities" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year, excluding all deferred revenues under GAAP.

     "Eligible Accounts" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5; but Bank may change eligibility standards by giving Borrower notice. Unless
---
Bank agrees otherwise in writing, Eligible Accounts will not include:

     (a) Accounts that the account debtor has not paid within 93 days of invoice date;

     (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 93 days of invoice date, other than Accounts for which payment is not yet due as of the date of the Borrowing Base Certificate;

     (c)  Credit balances over 93 days from invoice date;

     (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

     (e) Accounts for which the account debtor does not have its principal place of business in the United States;

     (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

     (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

     (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

     (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

     (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

     (k) Accounts for which Bank reasonably determines collection to be doubtful.

     "Equipment" has the meaning set forth in the Code and includes all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "Equipment Term Note" means that certain Equipment Term Note of even date herewith in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) from Borrower in favor of Bank, together with all renewals, amendments, modifications and substitutions therefor.

     "Eligible Equipment" is general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, and, subject to the limitations set forth below, Other Equipment that complies with all of Borrower's representations and warranties to Bank and which is acceptable to Bank in all respects. All Equipment financed with the proceeds of Equipment Advances shall be new, provided that Bank, in its sole discretion, may finance used equipment.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "GAAP" is generally accepted accounting principles.

     "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "Insolvency Proceeding" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "Intellectual Property" is:

     (a) Copyrights, Trademarks and Patents including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

     (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

     (c) All design rights which may be available to Borrower now or later created, acquired or held;

     (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

     (e) All Proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

     "Inventory" has the meaning set forth in the Code and includes is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other Proceeds from the sale or disposition of any of the foregoing and any documents of title.

     "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     "Letter of Credit" is defined in Section 2.1.2.

     "Letter-of-credit right" means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

     "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "Loan Documents" are, collectively, this Agreement, the Revolving Promissory Note, the Equipment Term Note, any other note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

     "Material Adverse Change" has the meaning set forth in Section 8.3.

     "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

     "Other Equipment" is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property. Unless otherwise agreed to by Bank, not more than Five Hundred Thousand Dollars ($500,000) in Equipment Advances shall be used to finance Other Equipment.

     "Patents" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

     "Permitted Indebtedness" is:

     (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

     (b)  Indebtedness existing on the Closing Date and shown on the Schedule;

     (c)  Subordinated Debt;

     (d) Indebtedness to trade creditors incurred in the ordinary course of business;

     (e) Operating and capital leases incurred in the ordinary course of business; and

     (f)  Indebtedness secured by Permitted Liens.

     "Permitted Investments" are:

     (a)  Investments shown on the Schedule and existing on the Closing Date;
and

     (b) investments made pursuant to Borrower's investment policy approved by its Board of Directors from time to time; and

     (c) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

     "Permitted Liens" are:

     (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

     (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the Proceeds of the Equipment;

     (d) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

     (e) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

     (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase; and

     (g) Liens arising in connection with operating and capital leases incurred in the ordinary course of business.

     "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "Proceeds" has the meaning described in the Code as in effect from time to time.

     "Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

     "Quick Assets" is, on any date, the sum of Borrower's consolidated, unrestricted cash and net billed accounts receivable determined according to GAAP.

     "Registered Organization" means an organization organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized.

     "Responsible Officer" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

     "Revolving Maturity Date" is November 28, 2003.
                                           --

     "Revolving Promissory Note" means that certain Revolving Promissory Note of even date herewith in the maximum principal amount of Five Million Dollars ($5,000,000) from Borrower in favor of Bank, together with all renewals, amendments, modifications and substitutions, therefor.

     "Schedule" is any attached schedule of exceptions.

     "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

     "Subsidiary" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

     "Supporting Obligation" means a Letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or investment property.

     "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

     "Trademarks" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

                    [Signatures Appear on the Following Page]

BORROWER:

THE ULTIMATE SOFTWARE GROUP, INC.

By: /s/ Mitchell Dauerman
   ----------------------------------------
    Name: Mitchell Dauerman
    Title: Exec. VP- CFO & Treasurer

BANK:

SILICON VALLEY BANK

By: /s/ Jeffrey White
   ----------------------------------------
    Name: Jeffrey White
    Title: Sr. Vice President

                                    EXHIBIT A
                                    ---------

     The Collateral consists of all of Borrower's right, title and interest in and to the following:

     All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other Proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

     All Letter-Of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

     All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     All Supporting Obligations and all Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and Proceeds thereof.

     Borrower and Bank are parties to that certain Negative Pledge Agreement, whereby Borrower, in connection with Bank's loan or loans to Borrower, has agreed, among other things, not to sell, transfer, assign, mortgage, pledge, lease grant a security interest in, or encumber any of its Intellectual Property or enter into any agreement, document, instrument or other arrangement (except with or in favor of the Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower from selling, transferring, assigning, mortgaging, pledging, leasing, granting a security interest in, or encumbering any of its Intellectual Property, without Bank's prior written consent.

                                  EXHIBIT B
                                  ---------

LOAN PAYMENT/ADVANCE REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS 3:00 E.S.T.
-------------------------------------------------------------------------------
Fax To:      617-969-5965                            Date: ____________________

[ ] Loan Payment:_______________ Client Name (Borrower)

From Account #_______________________      To Account #____________________
               (Deposit Account #)                        (Loan Account #)

Principal $_____________________ and/or Interest $_________________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

Authorized Signature: ____________________ Phone Number: _________________

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
[ ] LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #_____________________  To Account #_______________________
                 (Loan Account #)                  (Deposit Account #)

Amount of Advance $________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

Authorized Signature: __________________  Phone Number: ____________________
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
OUTGOING WIRE REQUEST
Complete only if all or a portion of funds from the loan advance above are to be wired. Deadline for same day processing is 12:00 p.m., E.S.T.

Beneficiary Name: _________________ Amount of Wire: $_________________

Beneficiary Bank: _________________ Account Number: _________________

City and Sate: _________________

Beneficiary Bank Transit (ABA) #:_________________  Beneficiary Bank Code
                                                    (Swift, Sort,
                                                          Chip, etc.): _______
                                                  (For International Wire Only)

Intermediary Bank: _________________  Transit (ABA) #: _________________

For Further Credit to:__________________________________________

Special Instruction: __________________________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: _________________  2(nd) Signature (If Required):________

Print Name/Title:______________________  Print Name/Title:_____________________

Telephone # ___________________________  Telephone # __________________________

-------------------------------------------------------------------------------

                                     EXHIBIT C
                           BORROWING BASE CERTIFICATE

-------------------------------------------------------------------------------
Borrower:    Ultimate Software, Inc.           Bank:    Silicon Valley Bank
                                                        3003 Tasman Drive
                                                        Santa Clara, CA 95054
Commitment Amount:      $5,000,000
-------------------------------------------------------------------------------

ACCOUNTS RECEIVABLE
1.   Accounts Receivable Book Value as of_____                    $___________
2.   Additions (please explain on reverse)                        $___________
3.   TOTAL ACCOUNTS RECEIVABLE                                    $___________

ACCOUNTS RECEIVABLE DEDUCTIONS (without
   duplication)
4.   Amounts over 93 days due                       $___________
5.   Balance of 50% over 93 day accounts            $___________
6.   Credit balances over 93 days                   $___________
7.   Concentration Limits                           $___________
8.   Foreign Accounts                               $___________
9.   Governmental Accounts                          $___________
10.  Contra Accounts                                $___________
11.  Promotion or Demo Accounts                     $___________
12.  Intercompany/Employee Accounts                 $___________
13.  Extended Term Accounts                         $___________
14.  Other (please explain on reverse)              $___________
15.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                         $___________
16.  Eligible Accounts (#3 minus #15)                             $___________
17.  LOAN VALUE OF ACCOUNTS (75% of #16)                          $___________

BALANCES
18.  Maximum Loan Amount                            $5,000,000
19.  Total Funds Available [Lesser of #18 or #17]                 $___________
20.  Present balance owing on Line of Credit        $___________
21.  Outstanding under Sublimits (LC or Equipment
     Advances)                                      $___________
22.  RESERVE POSITION (#19 minus #20 and #21)                     $___________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

The Ultimate Software Group, Inc.

By:________________________________                      ----------------------
     Authorized Signer                                        BANK USE ONLY
                                                              --------------

                                                          Rec'd By:____________
                                                                   Auth. Signer
                                                          Date:________________

                                                         Verified:_____________
                                                                  Auth. Signer
                                                         Date:_________________
                                                         ______________________
                                                         ----------------------

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:     SILICON VALLEY BANK
        3003 Tasman Drive
        Santa Clara, CA 95054

FROM:   The Ultimate Software Group, Inc.

     The undersigned authorized officer of The Ultimate Software Group, Inc. ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant                           Required                 Complies
------------------                           --------                 --------

Monthly financial statements + CC            Monthly within 30 days   Yes   No
Annual (Audited)                             FYE within 120 days      Yes   No
A/R Agings (when borrowing)                  Monthly within 30 days   Yes   No
Borrowing Base Certificate (when borrowing)  Monthly within 30 days   Yes   No

Financial Covenant                Required        Actual              Complies
------------------                --------        ------              --------

Maintain on a Monthly Basis:
   Minimum Quick Ratio            2.0:1.00        _____:1.00          Yes   No
      Minimum Liquidity           $12,000,000     $______             Yes   No

Have there been updates to Borrower's intellectual
   property, if appropriate?                                          Yes   No
Has Borrower added any new offices or business
locations since the prior
compliance certificate?                                               Yes   No

Comments Regarding Exceptions: See Attached.

                                         --------------------------------------
                                                          BANK USE ONLY

                                         Received by: _____________________
                                                        AUTHORIZED SIGNER

                                         Date: ____________________________

                                         Verified: ________________________
                                                    AUTHORIZED SIGNER

                                         Date: ____________________________

                                         Compliance Status:      Yes    No
                                         --------------------------------------

Comments Regarding Exceptions: See Attached.

Sincerely,

__________________

___________________________
SIGNATURE

___________________________
TITLE

___________________________
DATE

                    Schedule to Loan and Security Agreement
                    ---------------------------------------

The exact correct corporate name of Borrower is (attach a copy of the formation documents, e.g., articles, partnership agreement): The Ultimate Software
                                                   ---------------------
Group, Inc.
-----------

Borrower's State of formation: Delaware

Borrower has operated under only the following other names (if none, so state):

    None
--------------------------------------------------------------------------------

All other address at which the Borrower does business are as follows (attach additional sheets if necessary and include all warehouse addresses):

See Attached -Exhibit A
--------------------------------------------------------------------------------

Borrower has deposit accounts and/or investment accounts located only at the following institutions:

See Attached-Exhibit B
--------------------------------------------------------------------------------
List Acct. Numbers:____________________________________________________________

Liens existing on the Closing Date and disclosed to and accepted by Bank in writing:

--------------------------------------------------------------------------------
       None
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Investments existing on the Closing Date and disclosed to and accepted by Bank in writing:

--------------------------------------------------------------------------------
       See accounts referenced above to Exhibit B
--------------------------------------------------------------------------------

Subordinated Debt:

Indebtedness on the Closing Date and disclosed to and consented to by Bank in writing:
       All liabilities disclosed in Form 10-Q for the Quarter Ended 9-30-01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The following is a list of the Borrower's copyrights (including copyrights of software) which are registered with the United States Copyright Office. (Please include name of the copyright and registration number and attach a copy of the registration):

       UltiPro (Version 1.0) TX 3848353 4-19-94
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The following is a list of all software which the Borrower sells, distributes or licenses to others, which is not registered with the United States
                                ---
Copyright Office. (Please include versions which are not registered:

--------------------------------------------------------------------------------

The following is a list of all of the Borrower's patents which are registered with the United States Patent Office. (Please include name of the patent and registration number and attach a copy of the registration.):

             None
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The following is a list of all of the Borrower's patents which are pending with the United States Patent Office. (Please include name of the patent and a copy of the application.):

             None
--------------------------------------------------------------------------------

The following is a list of all of the Borrower's registered trademarks. (Please include name of the trademark and a copy of the registration.):

       See Attached Schedule 5.8
--------------------------------------------------------------------------------

Borrower is not subject to litigation which would have a material adverse effect on the Borrower's financial condition, except the following (attach additional comments, if needed):

             None
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Tax ID Number    65-0694077
             -------------------------------------------------------------------

Organizational Number, if any:_________________________________________________

                                                                   SCHEDULE 5.8

                             REGISTERED TRADEMARKS
                             ---------------------

    Trademark                   Reg. Date              Reg. No.
    ---------                   ---------              --------

INTERSOURCING               December 29, 1998         2,213,673

ULTIPRO                     November 22, 1994         1,863,610

ULTIPRO+DESIGN              March 10, 1998            2,142,065

ULTIPRO COBRA               December 9, 1997          2,119,371

ULTIPRO COBRA+DESIGN        December 9, 1997          2,119,372

ULTIPRO RAPID PAY           December 9, 1997          2,119,370
DATA ENTRY

ULTIPRO RAPID PAY           December 9, 1997          2,119,368
DATA ENTRY+DESIGN

ULTIPRO TAX FORMS           December 9, 1997          2,117,694

ULTIPRO TAX                 December 9, 1997          2,119,369
FORMS+DESIGN

US GROUP                    July 28, 1998             2,176,083

US GROUP+DESIGN             March 31, 1998            2,147,183